Exhibit 10.1
FIRST AMENDMENT TO
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
WHEREAS, The Scotts Miracle-Gro Company (the “Company”) previously adopted the The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”); and
WHEREAS, subject to the limitations set forth in Article 18.1 of the Plan, the Company, through its Board of Directors, may amend the Plan and any Award Agreements (as defined in the Plan) without shareholder approval; and
WHEREAS, the Company desires to amend the Plan as provided herein to be effective as of the 20th day of January, 2010.
NOW THEREFORE, the Company hereby amends the Plan as follows:
Section 2.47 shall be amended by adding the following sentence at the end thereof:
Effective for Awards granted on or after January 20, 2010, an Award Agreement may specify a different definition of “Termination” or “Terminate,” that will apply to such Award Agreement; provided that no such different definition shall cause the term of the Award to which it relates to extend beyond the maximum possible term for such Award contemplated under the applicable provisions of this Plan and any applicable law, regulation or stock exchange rule.
IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer effective as of the date first set forth above

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Denise Stump

Its:	EVP, Global Human Resources